                                                                      EXHIBIT 21

                                MOVIE STAR, INC.

Company owns 100% of the voting securities of its subsidiary, which are included in the consolidated financial statements.

            NAME OF SUBSIDIARY     OWNERSHIP   STATE OF INCORPORATION
         -----------------------   ---------   ----------------------
         Cinejour Lingerie, Inc.      100%             Canada